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                                                                    EXHIBIT 99.2
OPERATOR

Good day ladies and gentlemen and welcome to the Hawthorne Financial Corporation second quarter earnings call. At this time, all participants are in a listen-only mode. My name is Mike. And I will be your conference coordinator today. If at any time during the call you require assistance please press star followed by a 0 and a conference coordinator will be happy to assist you. As a reminder this conference is being recorded. I would now like to turn the program over to your host for today's conference, President and CEO Simone Lagomarsino. Please proceed ma'am.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Thank you, Mike. Good morning to those of you here on the west coast and good afternoon to those of you on the east coast. Thank you for joining the Hawthorne Financial Corporation second quarter 2003 conference call. My name is Simone Lagomarsino and I am the President and Chief Executive Officer of Hawthorne Financial Corporation and Hawthorne Savings. With me is David Rosenthal, our Executive Vice President and Chief Financial Officer.

Hopefully everyone had an opportunity to review our press release, highlighting our second quarter results. Before we begin reviewing the quarterly results, I should mention that comments made during this call may contain forward looking statements based on plans, expectations events or trends. Actual results could differ materially from those discussed on this call. The speakers on this call claim the protection of the safe harbor provisions contained in the Securities Litigation Reform Act of 1995. The company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. For a more complete discussion of the risks and uncertainties that may cause actual results to differ materially from expected results, we encourage you to review today's earnings release, the company's annual report on form 10-K for 2002, and our other SEC filings. If you've not received a copy of today's earnings release, you may do so now by visiting our web site at www.hawthornesavings.com, click on Investor Relations, then News.

Before I respond to questions, I would like to cover a few points from this morning's earnings release and then briefly discuss the Southern California economy.

This morning we reported net income for the quarter of $6.9 million, representing a 30.7% increase compared to the $5.3 million net income recorded in the same quarter for 2002 and a 2.5% increase over the prior quarter. We reported earnings per share for the quarter of 83 cents, reflecting an increase of 20%, compared to the 69 cents per share earned in the second quarter of 2002. On a year-to-date basis net income was $13.6 million, for the first six months of 2003, compared to $11.2 million during the same period in 2002 reflecting a 22% increase. Earnings per share for the first 6 months of 2003 totaled $1.64, compared to $1.46 for the same period in 2002 reflecting a 12% increase.

During the first half of 2003, our team of talented employees continued to focus on our core business, and the results reflect those efforts. Loan originations reached record levels. Non-interest bearing checking accounts grew 26% on an annualized basis, and total transaction account balances increased 18%. The mix of deposits has improved as well. Transaction accounts represent 39% of total deposits as of June 30th, compared to 38% at year end. During the second quarter, we introduced our courtesy overdraft program and this, along with other new product initiatives, produced an increase in deposit fee income of 2% compared to the prior quarter, and 28% compared to the same period in 2002. During the first half of 2003, we've continued to work to increase the value of our franchise by growing and cross-selling our deposit base. Our efforts in this regard are probably best exhibited by the significant increase in our cross-sell ratio. At March 31, 2003, our cross-sell ratio was 2.46 products per household. And at the end of June, our cross-sell ratio was 2.64 products per household, an annualized increase during the quarter of 29%.

During the second quarter of 2003, Hawthorne remained active in the communities that we served, opening two new branches, bringing our total branch network to
15. We remain diligent about improving productivity and efficiency and we continue to make significant progress in this regard.

Our strong operating results for the second quarter and first half of 2003 are reflected in our solid performance ratios. Return on average assets for the second quarter of 2003 was 1.08%, reflecting improvement from 1.06% during the first quarter of 2003, and 97 basis points for the fourth quarter of 2002.

Return on average equity for the second quarter of 2003 was 16.34%, relatively in line with return on equity for the first quarter and within our target range of 15 to 20%.

Next, I'd like to bring you up to date on some of the other significant accomplishments during the quarter, beginning with the discussion of our lending operations. Loan originations remained at record levels. We originated $249 million in new loans during the second quarter, an increase of 5% over the first quarter originations. Loan originations for the first 6 months of 2003 were $485.2 million, reflecting a 45% increase over loan
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originations for the first half of 2002. Approximately 40% of the loan originations were single family residential loans, 45% were permanent loans for income producing property, the vast majority of which were for multifamily properties, and, finally loans for construction and the purchase of land represented approximately 15% of new loan originations. This represents a more diversified mix of loan originations than in prior years.

In terms of the composition of the loan portfolio, approximately 39% of the $2.1 billion loan portfolio at June 30, 2003, is in single family residential loans. Permanent multi-family loans comprised 34% of the portfolio, while other income -- other permanent income producing property loans, including office, industrial and retail comprise 18% of the portfolio, and loans for construction of single family residences, multi-family properties, commercial projects and the financing of land associated with these types of projects comprises 8% of the company's loan portfolio.

During the first half of 2003, we've experienced an unprecedented interest rate environment with rates lower than they've been in 50 years, and the 10-year treasury fluctuating down and then up, 100 basis points in the last 90 days. As a result of this environment, we've experienced high levels of prepayments in our loan portfolio. As we indicated in our April conference call, loan prepayments averaged 45% during the first three quarters of 2002 annualized, and then 33% for the fourth quarter of 2002. During the first quarter of 2003, we experienced prepayments at an annualized rate of 35%. Due to the significant drop in the 10 year treasury, prepayment speeds increased to an annualized rate of 38% in the second quarter of 2003. However, it is our expectation that since the 10-year treasury has returned to the 4% level, we will begin to see a slowdown in prepayment fees. We remain very confident in the expertise and capabilities of our loan origination group and we anticipate that this seasoned team will continue to achieve significant increases in the volume of loans originated this year compared to prior years. We have previously provided guidance of net loan portfolio growth of between 5 and 12% for 2003. However, due to the volatile interest rate environment and the significant impact that this has had on our prepayments, we are revising that guidance downward. Therefore, our projected loan portfolio growth for 2003 is between 0% and 5%.

We continue to have confidence in the Southern California residential housing market, due in large part to the demand for housing continuing to exceed the supply. As a result of this imbalance and the expectation that it won't be resolved in the near-term, we feel that residential real estate will retain values better than other types of real estate. Currently 79% of our portfolio is secured by either single family or multi-family residential properties. Accordingly, we believe that we remain well positioned to maintain our current strong asset quality levels.

Our single family business has not been heavily dependent on refinancing activity. Almost 70% of our loan originations in the single family residential portfolio during the quarter, and 62% for the first half of the year, were in connection with home purchases, not refinancings. Further, virtually all of the loans that we originate are held in our portfolio, and we believe that we are well positioned for the time when the refinancing activity starts to slow.

We'll focus now on our retail branch deposit network. There are a number of very exciting things that are going on in our branch system. During the second quarter of 2003, we opened two new branches, one in the Baldwin Hills area of L.A.County and the other in the Irvine Corridor in Orange County.

As a result we now have 15 branches. Additionally, during the second quarter, non-interest bearing checking account balances grew at an annualized pace of 15%, and year to date for the first 6 months of 2003, non-interest bearing checking account balances grew at an annualized rate of 26%. Transaction accounts represented 39% of deposits as of June 30th compared to 37% at the end of the first quarter.

Since we acquired our Orange County and San Diego branches in August of 2002, we've more than doubled the balances in checking accounts and increased the number of accounts in these branches by 67%. Deposits in these branches have decreased by $28 million, primarily as a result of higher costing certificates of deposit maturing and being moved to other institutions that are paying higher rates. At the end of 2002, the cost of funds in these branches was 98 basis points higher than the cost of funds of our other branches. As of June 30th, we've narrowed that differential to 68 basis points. Our goal is to continue to work to improve the mix of deposits at these branches, building core customers and lowering the overall cost of funds.

The Bank's branching check strategy continues to be focused on providing convenience and access for our core customers and specifically targeted areas, where the demographics meet our criteria. Rather than develop a large branch network throughout the four Southern California counties, our branching strategy entails selecting specific targeted markets within the counties, such as the South Bay region of Los Angeles County, North San Diego County, and the Irvine Corridor in Orange County. Our goal is to become the community bank in these markets and to grow our market share to rank us within the top five in each of these regions. This is similar to what we have done in the south bay where we are currently ranked fifth in deposit market share out of 47 institutions. We continue to be focused on cost containment and efficiency. As a result, we've adopted an expansion strategy wherein we will only open 1 or 2 branches in a 12-month period.

At Hawthorne we remain deeply committed to the communities that we serve. We continue to be recognized for our high service standards and our commitment to making a difference in our communities. On May 30th of this year, the Los Angeles City Council presented the company with an official declaration commending Hawthorne for its service to the community. We strongly believe that our visibility and commitment to the
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communities we serve and our strong service standards have been key components to our success in building our loyal base of core deposit customers, which, of course, equates to improved franchise value.

Another area in which we've enjoyed considerable success is increasing non-interest revenues. During the second quarter of 2003, non-interest revenues totaled $2.2 million, which reflects an 80% increase over the same period in 2002, and a 40% increase over the first quarter of 2003. Year to date, for the first six months of 2003, non-interest revenues totaled $3.7 million, reflecting a 48% increase over the same period in 2002. For the six months ended June 30, 2003, deposit fee income reflected a 25% increase, compared to the same period in 2002, and loan and other fees reflected a 20% increase compared to the same period in 2002. More than one half of the other fee income of $803,000 for the six months ended June 30th, 2003 is primarily comprised of income from the sale of investment products and the increased value of bank-owned life insurance, which was purchased in April 2003.

I will now discuss our net interest income and net interest margin. Net interest income increased 20.7% during the second quarter of 2003, compared to the prior year and was lower than the prior quarter. Net interest margin for the second quarter of 2003 was 3.18% down from 3.44% the prior quarter and 3.56% a year earlier. The reduction in the net interest margin compared to the prior quarter was largely due to a 26 basis point reduction in yields on loans outstanding due to new loans being originated at lower yields from the loans that are prepaying. This is partially offset by a reduction in the company's cost of funds of 11 basis points.

The company's cost of funds for the second quarter was 2.71% and the cost of deposits was 2.2%. We continue to work to reduce the cost of funds. During the last half of 2003, we have approximately $448 million in CDs, which represents approximately 25% of our deposit base. These CDs have an average cost of 2.33% currently, which is more than 100 basis points higher than our current six month CD rate.

Other initiatives that we've undertaken to reduce the overall cost of funds include repricing a number of our products. For example, one of our money market accounts that had balances of approximately $288 million, had a guaranteed rate through June 30, 2003 of 2%. We've recently decreased the rate offered on this product by 60 basis points. To put this into perspective, the impact of these different initiatives on the overall deposit portfolio, I will outline the cost of funds for several key periods. The average cost of our deposits during the first quarter of 2003 was 2.32%. The average cost of deposits during the second quarter of 2003 was 2.2%. The average cost of deposits during the month of June of 2003 was 2.11%, and the current weighted average interest rate on our deposits today is 2% even. Although we will continue to review and revise the interest rates and seek opportunities to reduce our costs of funds, the initiatives that we've taken to date will have a positive impact on the company's net interest income and net interest margin during the last half of the year.

The net interest margin for the first half of the year was 3.31%, compared to 3.68% a year earlier. As a result of the positive initiatives that I just outlined and assuming a slowing of prepayments discussed previously, we reiterate our guidance for the net interest margin of between 3.25% and 3.35% for 2003.

Non-interest expense during the second quarter of 2003, was $944,000 lower than for the first quarter of 2003, representing a reduction of 9%. The ratio of general and administrative expenses to average assets was 1.65%, a reduction from 1.69% for the first quarter. During the second quarter of 2003, our efficiency ratio was 46.34%, compared to 47.62% in the first quarter and 50.44% during the fourth quarter of 2002.

The efficiency ratio for the first six months of 2003 was 46.99%. Our discipline regarding expense control is evidenced by the reduction in these ratios over the last four years. However, we continue to believe that there is an opportunity for improvement here. Consistent with our previous guidance, our goal is to reduce the efficiency ratio to 45% and G&A to average assets to 1.6% during 2003. Of course, improving the efficiency ratio is directly correlated to maintaining and improving our net interest income and other income in addition to controlling general and administrative expenses.

In addition to the positive results that have already been discussed, we continue to be pleased with the performance of our loan portfolio. In addition to focusing on originating quality new loans, we continue to emphasize, reducing the overall risk in our loan portfolio. We've been extremely successful in this regard over the last four years. Our ratio of nonaccrual loans to total loans was 37 basis points as of June 30th, well in line with our peer group. Classified assets totaled $18.6 million, reflecting a reduction of 21.6% since year end. Delinquent loans totaled $13.5 million, relatively in line with delinquencies at the end of the first quarter. During the quarter, we provided $100,000 to loan loss reserves, consistent with the guidance that we provided in April. Again, assuming that asset quality remains at current levels, factoring in anticipated loan growth and based on the current economic indicators, we expect that the provision for credit losses for the remainder of 2003 will be in the range of between $100,000 and $300,000 per quarter.

On another topic, in the year 2000, we adopted a stock option program in an effort to further align the interests of our employees with our shareholders. The compensation committee of the board of directors generally reviews this program on a semi-annual basis and may grant options to employees and directors on those occasions in January and July of each year. In January of 2003, no stock options were granted. However, at the board meeting held July 22, 2003, just earlier this week, a total of 72,500 options were granted at the current market price, bringing the total options outstanding to 732,600. Of the options outstanding, 142,000 have been issued to outside directors, 326,000 have been
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granted to the executive officers, and the remaining 264,600 are distributed among approximately 100 officers of the company. Approximately 28% of our employee base has stock options and I'm pleased to report that since we first granted options under this program our stock price has increased from $8.33 to where it is today at $35.40. Part of why I'm recapping all of this, this morning is that there have been some filings reflecting our recent grants, and I wanted to make sure that everyone understands the context of those grants and the filings.

Now we'll conclude with a brief update on our local economy. According to the UCLA Anderson forecast, Los Angeles and its neighbors continue to be the primary source of growth in California. According to their most recent report, population growth in the region has been some of the fastest in the U.S. over the past 5 years, and as a result, new investments in home building and retail spaces remain robust. As a result of the significant population growth, rental prices have increased, and residential home prices have increased sharply as well. The report from UCLA further indicates that despite the current slowdown in the economy, the overall forecast for Los Angeles remains positive. Their forecast is for payroll employment to rise and unemployment to fall to 6.3% by the end of 2004. Trade and services sectors are projected to be the primary leaders and building in the county is expected to remain strong. A few of the sectors in which there have been job losses are manufacturing, the transportation industry and local government. The sectors that are expected to see the largest growth in jobs are retail and wholesale trade, business services, professional services and healthcare.

The impact of the state's large deficit remains unknown and the more recent news of the potential recall of our Governor creates even more uncertainty. However, it is clear that both will have a significant impact on state and local government programs and jobs during the next several years.

The residential housing market continues to show strength, where chronic shortage of new housing has resulted in significant increases in median home prices notwithstanding the fact that we've had the highest level of new home building in more than a decade. In fact, the twelve trailing months reflect an increase in the median home price in LA County as 16.8% as of June of 2003. As mentioned earlier the imbalance in supply and demand for housing and the projection that this gap may continue to widen due to the forecasted population growth, may provide continued support for housing values.

In terms of commercial real estate, the market has remained relatively unchanged. In Los Angeles County, industrial vacancy has increased slightly to 2.9% as of June of 2003, with Orange County up as well to 5% and San Diego unchanged at 7.7%. Average apartment rents in Southern California continue to increase by 4% annually due to the surge of population moving into the area. The vacancy rates in the multi-family market remain stable for the same reasons. Locally, the office market continues to be the weakest real estate market. Los Angeles County's vacancy rates increased slightly to 14.7% as of June of 2003. However, our other two markets have shown signs of improvement, with Orange County's vacancy improving to 15.6%, and San Diego's vacancy improving to 11.9% as of June 2003.

On a national level, the news today about jobless claims sinking to a five-month low is possibly an indicator that the economy may bounce back in the second half of the year. Certainly we will be able to gain more confidence that we're in a recovery, if this trend continues and when we start to see other economic indicators pointing in that direction as well. In summary, we believe that we are well-positioned for the current economic environment with approximately 79% of our loans secured by residential property and with our 15 branches located in areas with very strong demographics.

We continue to manage the company to build long-term shareholder value. We thank you for taking the time to join us on this conference call today, and on behalf of our employees, management and the board of directors of Hawthorne Financial Corporation I want to thank our shareholders for your continued support. Now Mike we'll be ready to respond to any questions.
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QUESTION AND ANSWER

OPERATOR

Ladies and gentlemen, if you wish to ask a question, please press star one on your telephone. If your question has been answered or you wish to withdraw your question, please press star 2. Questions will be taken in the order they are received. Again, that's star 1 to ask a question, and our first question comes from Richard Eckhart with Rock Capital Partners, please proceed.

RICHARD ECKHART - ROCK CAPITAL PARTNERS - ANALYST

Hi Simone, I had a quick question about nonperforming assets. They appear to have jumped up by 12% after a long period of decline. Were there 1 or 2 particular properties that account for that?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Yes, there was one single family residence for $1.3 million. The loan to value on that is 65%. It's an individual who moved out of state and there is a relocation company that has indicated that they would be buying that property, but that transaction has not happened yet. There have been a few issues. But, I just want to mention, when you look at it in terms of a percentage increase, it looks a lot more significant at somewhere about a million-four. And when we're at the very low levels that we're at, when you think about the fact that there is only 16 loans in total in the $9 million that we have in nonperforming, you know, one loan will have an impact in terms of a percentage, but it really is only one loan that makes up that difference.

RICHARD ECKHART - ROCK CAPITAL PARTNERS - ANALYST

Okay, thank you.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Thank you.

OPERATOR

And our next question comes from Mike McMahon with Sandler O'Neill. Please proceed.

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

Good morning. You have an amazingly high percentage of purchase business, and would I be correct to generally assume that perhaps after one more quarter of high refinance volume as the final rush of refinance applications close, that your loan origination volume would remain relatively robust because it's so much concentrated on purchase business and then at that point, we could perhaps see some decent sequential quarter loan growth, perhaps in '04? Is that a likely scenario?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Yes, let me clarify just for the record, because this is going to go out in a transcript as well. When we talk about a purchase business, the amount of loans that we purchase is relatively low. I want to make sure it's clear that we're talking about making loans to people who are purchasing homes. And, yes, we have an amazingly high level at 70% for this last quarter and 62% for the first half of the year. We do expect that once prepayments slow, we should be able to again start growing our loan portfolio as we have in past years, a big part of what's happened, obviously this year, is the significant prepayments. And we have not seen a huge increase in our new loan originations in our single family portfolio, again, we are a variable rate lender. We will continue to be a variable rate lender and we have a terrific department that really focuses on turning those loans

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around and being responsive to the customer and providing extreme service, and that's a big part of why they continue to have good, strong originations in really what has been characterized as a fixed rate market.

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

Okay. And second question, your guidance on the non-interest income being up, you are continuing to say that it will be up, will increase by 10%. Is that more accurate to say that you are projecting it will increase by at least 10%?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Yes.

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

Okay.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Thank you. Yes, at least 10%.

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

Great, thank you very much.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Thank you, Mike.

OPERATOR

And our next question comes from Manuel Ramirez with KBW. Please proceed.

MANUEL RAMIREZ - KEEFE BRUYETTE & WOODS INC. - ANALYST

Hi, good morning.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Good morning.

MANUEL RAMIREZ - KEEFE BRUYETTE & WOODS INC. - ANALYST

Couple of questions. First, I was just curious as to whether or not you took some steps to extend out your liabilities this quarter. It looked -- based on your market borrowing costs, it looks like that may have happened. Second, can you talk about your deposit pricing relative to your competitors? I guess what quartile do you think you are in relative to the market? And I have a couple of other questions, but I'll follow-up. Thanks.
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SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Okay. In terms of extending out our liabilities, we do continue to work to extend out our liabilities. I believe our average is now 8.1 months, is that right?

DAVID ROSENTHAL - HAWTHORNE FINANCIAL CORPORATION - EVP AND CFO

Right.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

8.1 months and that is up a little bit from where we were at year end. We're continuing to look at other options and obviously as I went through those cost of funds in those different periods of time, you can see that success that we're having in lowering our costs of funds, to literally where they are today at 2%, of deposits, our cost of deposits are 2% today. A significant improvement over where they were in the last quarter and the first half of the year. Your second question was --

MANUEL RAMIREZ - KEEFE BRUYETTE & WOODS INC. - ANALYST

Deposit pricing relative to your competitors.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Okay, thank you. We have been working to -- over the last four years, to move from having been four years ago, one of the higher ratepayers, to really being more in line with the moderate ratepayers. And we've made great progress in that regard. The way we look at our pricing, we literally take each week, the analysis of where the higher ratepayers are, where the lowest ratepayers are and compare ourselves against both of those as well as the moderate to make sure we're more in line with the moderate. Having said that, to put it in the form of what quartile we're in, I'm not sure I could do that and be completely accurate, but I'd say we'd be in the moderate not the highest not the lowest.

MANUEL RAMIREZ - KEEFE BRUYETTE & WOODS INC. - ANALYST

Right, and that moves around from time to time.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Right, the gap between the two move as well.

MANUEL RAMIREZ - KEEFE BRUYETTE & WOODS INC. - ANALYST

Terrific. Couple other questions. First, usually you give an update on what percentage of your loan portfolio is at interest rate floors -- I didn't see one in the press release this quarter. Do you have that number in front of you?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

It is $1.4 million or approximately 60%. 66%, approximately $1.4 million.


MANUEL RAMIREZ - KEEFE BRUYETTE & WOODS INC. - ANALYST

Terrific. And one other question.
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SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

$1.4 billion, I'm sorry.

MANUEL RAMIREZ - KEEFE BRUYETTE & WOODS INC. - ANALYST

I understood what you meant. Just another question on those two branches that you recently opened. About how big do you think those can get?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Well, our average branch size is still over $100 million, and we continue to work to grow our branches, so that we continue to have an average branch size over $100 million. That's our strategy. How long will it take us to get there? It may take some time, but that is our goal, is to continue to operate very efficiently in our branch structure by growing the deposits there -- and the way we do that, we really market within a 3 and 5 mile radius of our branches. One of the marketing efforts that we're going to be doing in the near term is we've done an analysis of the money market rates that the brokerage houses are offering, and our money market rates are significantly better, in large part because they have -- you know -- the fee for the management of that. So, we're going to be going out with a marketing within the next two weeks and doing some very significant calling efforts -- outgoing calling -- to generate some deposits, just because of that differential.

MANUEL RAMIREZ - KEEFE BRUYETTE & WOODS INC. - ANALYST

Thank you very much, Simone and Dave.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Thank you.

OPERATOR

And our next question comes from Karl Dorf with Dorf Asset Management. Please proceed, sir.

KARL DORF - DORF ASSET MANAGEMENT - ANALYST

Good Morning: Did you take any security gains or loan gains in the quarter?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

We took a small amount of security gains during the quarter. I want to say it was about $40,000 in total. David is looking that up as we speak. But it was a relatively small amount. And that would be found in the other non-interest revenue line.

KARL DORF DORF ASSET MANAGEMENT - ANALYST

What's the amount of unrealized depreciation that you currently have in your security portfolio?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

I'm sorry, could you repeat the question?
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KARL DORF - DORF ASSET MANAGEMENT - ANALYST

Yeah, what is the amount of unrealized depreciation that you currently have in your security portfolio?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

About $2.1 million.

KARL DORF - DORF ASSET MANAGEMENT - ANALYST

Thank you.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Thank you.

OPERATOR

And our next question --

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

I'm sorry, let me just clarify that. That's about $2.4 million as of June 30th. Sorry. Okay.

OPERATOR

And our next question comes from Don Worthington with Hoefer & Arnett, Inc. Please proceed.

DON WORTHINGTON - HOEFER & ARNETT INC. - ANALYST

Good morning, Simone

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Good morning, Don.

DON WORTHINGTON - HOEFER & ARNETT INC. - ANALYST

Couple of quick questions. One, on the net interest margin guidance, does that assume flat rates going forward?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Yes, it does.

DON WORTHINGTON - HOEFER & ARNETT INC. - ANALYST

Okay. And then maybe to follow on a little bit with the gentlemen's question on the securities portfolio, what type of securities are you buying and what's the average duration of them?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Absolutely. We'll cover that. Again, we have about $348 million in our securities portfolio. About 43% of that is in 5-1 hybrids. Let me mention that we have a very small percent in CMOs. The vast majority of our portfolio is in mortgage-backed securities. Go ahead.

DAVID ROSENTHAL - HAWTHORNE FINANCIAL CORPORATION - EVP AND CFO

Percentage for CMOs is 14%. And the remainder is in mortgage-backed agency type paper.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

In terms of the effective duration as of June 30th, it was 2.23. The average coupon on that portfolio is 4.54%. Does that cover most of what you're looking for?

DON WORTHINGTON - HOEFER & ARNETT INC. - ANALYST

That's terrific, thank you.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Great.

OPERATOR

And our next question comes from Mike McMahon with Sandler O'Neill. Please proceed.

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

I forgot to ask - when you were giving the cost of -- and I think you said in a subsequent call, deposits, you were referencing 2.3 in the first quarter, 2.2 in the second quarter, 2.11. Was that cost of deposits?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Cost of deposits. And today our cost of deposits is 2.00%.

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

Okay. And that, okay...

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

And in part, that was because we had about $288 million that was guaranteed at 2% and we've since lowered that 60 basis points. That helps bring down the cost of deposits today.

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

Right. And is it -- am I right to assume through all of your discussion about your margin, et cetera, that you are actually looking for a slight increase on a sequential quarterly basis?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Increase in our deposit growth? Is that what you're asking?

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

Net interest margin.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

I'm sorry, net interest margin. Yes, the current quarter was 3.18%, and, yes, we would expect a slight increase to get to that 3.25% to 3.35% for the year.

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

Okay. And then finally --

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Again, assuming rates remain where they are and prepayments start to slow.

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

Understood. And then finally, you had a significant decline in personnel expense on a linked quarter basis, and in looking at your guidance for the efficiency ratio, et cetera, am I right to assume that you are expecting a very modest decline in absolute dollar expenses in the second half compared to the first half?

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Yes.

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

Okay.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Do you want me to elaborate?

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

Yes, please do. We've got all day.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Yes, we did have a decline in employee costs, and as everyone knows, we went through an acquisition at the end of last year in August. We have become -- worked to become more and more efficient each quarter, subsequent to that acquisition. We have through attrition been able to have some costs saved on the employee side. Also, there were some agreements that we entered into with some of the key personnel of First Fidelity, the institution that we acquired and there were some expenses therefore associated with those agreements. And those roll off the first half of this year. So we do expect a small decline in our overall G&A on a quarter by quarter basis in the last half of the year.

MIKE MCMAHON - SANDLER ONEILL & PARTNERS LP - ANALYST

Great. Thank you very much.

OPERATOR

Once again, if you wish to ask a question, please dial star 1. That's star 1 to ask a question. And we have no further questions at this time.

SIMONE LAGOMARSINO - HAWTHORNE FINANCIAL CORPORATION - PRESIDENT AND CEO

Okay. Well, in conclusion, again, we just thank everyone for participating on the call, and we want to just thank, again, our shareholders for their continued support. Thank you.

OPERATOR

This concludes your conference call. Thank you for your participation today. You may now disconnect.